                                 EXHIBIT 10(C)

                          HARBOR FEDERAL SAVINGS BANK
                  STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                                                            EFFECTIVE:  1/6/94


                          HARBOR FEDERAL SAVINGS BANK
                            1994 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                          ---------------------------

1.   Purpose
     -------

          The purpose of this Harbor Federal Savings Bank 1993 Stock Option Plan for Non-employee Directors (the "Directors' Option Plan") is to promote the growth and profitability of Harbor Federal Savings Bank (the "Company") and to attract and retain experienced persons of the highest caliber as directors, to provide non-employee directors with an incentive to assume the significant duties and responsibilities entailed therewith and to achieve the long-term objectives of the Company by providing non-employee directors with a personal and financial interest in the success of the Holding Company and its subsidiary through the ownership of common stock of the Holding Company. Pursuant to the Directors' Option Plan, such directors will be offered the opportunity to acquire such common stock through the grant of options under such Plan.

          As used in this Plan, the term "subsidiary" shall mean any present or future corporation which becomes a "subsidiary corporation" of the Company within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

2.   Administration of the Director's Option Plan
     --------------------------------------------

          The Directors' Option Plan shall be administered by a Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which Committee shall consist of not less than three directors, none of whom are employees of the Company or any affiliates, and which shall otherwise be constituted so as to permit the Directors' Option Plan to comply with Securities and Exchange Commission Rule 16b-3.

          In administering the Directors' Option Plan, the Committee may adopt rules and regulations for carrying out the Directors' Option Plan. Any interpretation or decision of the Committee with regard to questions arising under the Directors' Option Plan made by the Committee shall be final and conclusive.

3.   Shares of Stock Subject to the Director's Option Plan
     -----------------------------------------------------

          (a)  Maximum Amount Available.  The total number of shares that may be
               ------------------------
issued or transferred pursuant to the exercise of options under the Directors' Option Plan ("Option

Shares") shall not exceed 54,100 shares of the $1.00 par value common stock of the Company (the "Common Stock") which shall be issued in connection with its reorganization into the mutual holding company structure and the related stock offering (the "Reorganization") assuming the maximum 2,140,000 shares are sold in the offering, or, if fewer shares are sold, approximately 2.53% of such shares. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or terminates unexercised may again be subject to an option under the Directors' Option Plan.

          (b)  Adjustment in Event of Recapitalization of the Company.  In the
               -------------------------------------------------------
event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make an appropriate adjustment in the number and the kind of shares that may be subjected to options under the Directors' Option Plan and the number and kind of shares covered by options granted, and in the option price.

4.   Eligibility
     -----------

          Options may only be granted to present or future non-employee members of the Company's Board of Directors ("Director").

          Upon the effective date of the Reorganization, each of the following non-employee Directors, if serving on the Board of Directors at that time, shall receive options to purchase the following number of shares: Mr. Enns, 11,450, Mr. Abernethy, 9,850, and 8,200 each to Messrs. Watkins, Davis, Hellstrom and Fee.

5.   Duration of the Plan
     --------------------

          Subject to the provisions of Section 10, the Directors' Option Plan shall remain in effect until all shares subject to or which may become subject to such Plan shall have been purchased pursuant to the exercise of options granted under the Directors' Option Plan, provided that no option may be granted after January 6, 2004.

6.   Terms and Conditions of Options
     -------------------------------

          Options shall be evidenced by stock option agreements in such form, not inconsistent with this Directors' Plan, as the Committee shall approve from time to time, which shall be subject to the terms and conditions of this Directors' Plan and shall contain in substance the terms and conditions set forth below:

          (a)  Price.  The purchase price of the shares purchased pursuant to
               -----
options granted to present directors shall be equal to the actual purchase price of shares of Common Stock issued in the Reorganization. The purchase price of the shares purchased pursuant to options granted after the effective date of the Directors' Option Plan shall be 100% of the fair market value of the Common Stock on the date such future option is granted.

          (b)  Medium and Time of Payment.  Stock purchased pursuant to an
               --------------------------
option agreement shall be paid for in full at the time of purchase. The purchase price upon exercise of an option may be paid in whole or in part in (a) cash or (b) whole shares of Common Stock which the Optionee has held for at least six months, evidenced by negotiable certificates, valued at their fair market value on the date of exercise. Upon receipt of payment the Company shall deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for such shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of an option, the Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to pay all or part of the purchase price of an option as it deems appropriate. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon the exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise.

7.   Provisions Relating to Options
     ------------------------------

          All options granted under the Directors' Option Plan shall be subject to the following provisions:

          (a)  Term and Exercisability.  No option or stock appreciation right
               -----------------------
may be exercised after the expiration of ten (10) years and one day from the date of grant of such option. Options may be exercised from time to time, as to all or any of the Option Shares not previously purchased, in accordance with the following schedule:


          Date(s) on Which Options      Percent of Number of
          Become Exercisable            Option Shares  Granted
          ------------------            ----------------------

          First Anniversary of
          Date of Grant                 33

          Second Anniversary of
          Date of Grant                 33

          Third Anniversary of
          Date of Grant                 34

          (b)  Partial Exercise.  Partial exercise will be permitted from time
               ----------------
to time, provided that no partial exercise may result in the issuance or transfer of less than fifty (50) shares of Common Stock.

          (c)  Rights as a Shareholder.  A recipient of options shall have no
               -----------------------
rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate to him for such shares. Except as otherwise expressly provided in the Directors' Option Plan, no adjustment shall be made for dividends or other which the record date is prior to the date such stock certificate is issued.

          (d)  Non-Assignability of Options.  No option shall be assignable or
               ----------------------------
transferable by the recipient except by will or by the laws of descent and distribution.

          (e)  Effect of Termination of Director's Directorship or Death.  No
               ---------------------------------------------------------
option shall be exercisable after the expiration of a period of three (3) months from the date of termination of an optionee's directorship, unless such termination occurs by reason of death or disability within the meaning of
Section 22(e)(3) of the Code. In the event of the death of a recipient of options while a Director of the Company, the unexercised portion of options granted to the deceased Director shall be exercisable by his personal representatives, heirs or legatees at any time prior to the expiration of two
(2) years from the date of his death. In the event of the termination of the Director's directorship because of disability within the meaning of Section 22(e)(3) of the Code, the unexercised portion of options granted to such recipient shall expire unless exercised within one (1) year from the date of such termination. In no event shall an option be exercisable after the expiration of the term of the option fixed pursuant to subparagraph (a) of this
Section 7, shall be exercisable after the expiration of the related option.

          (f) Exception for Terminations After a Change in Control.
              ----------------------------------------------------
Notwithstanding the exercise schedule contained in Section 7(a) above, all options held by a recipient whose service as a Director of the Company or an Affiliate terminates following a Change in Control of the Company, shall be deemed earned as of the recipient's last day of service as a Director with the Company or an Affiliate. A "Change in Control of the Company" is defined as a Change in Control of a nature that: (i) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Company or the Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Board serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a merger, consolidation, or sale of all or substantially all the assets of the Company in which the Company is not the surviving institution occurs and which the Incumbent Board does not approve of or consent to; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Company.

8.   Amendment to the Directors' Option Plan
     ---------------------------------------

          The Board of Directors shall have the right to amend the Directors' Option Plan or suspend or terminate such Plan at any time; provided, however,
                                                           --------  -------
that no such action shall affect or in any way impair the rights of a recipient under any option theretofore granted under the Directors' Option Plan.

          Notwithstanding the foregoing, and except as provided in Sections 3(b) and 4, without the prior approval of shareholders of the Company (i) the total number of shares which may be issued or transferred under the Directors' Option Plan shall not be changed and the method of determining the purchase price of any option, as described in Section 6(a), shall not be changed, (ii) the class of persons entitled to receive options may not be changed, (iii) the purchase price of any outstanding option may not be changed, (iv) no option shall be exercisable for a term other than 10 years and one day from the date it is granted, (v) the expiration date of the Directors' Option Plan shall not be changed and (vi) no amendment of the Directors' Option Plan, any option or other action of the Committee may materially increase the benefits accruing to participants under the Directors' Option Plan. However, the Board of Directors retains the power to terminate the Directors' Option Plan at any time.

9.   Use of Proceeds
     ---------------

          The proceeds from the sale of Common Stock pursuant to options granted under the Directors' Option Plan shall constitute general funds of the Company.

10.  General Restriction
     -------------------

          Each option granted under the Directors' Option Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or transfer of shares thereunder, such option may not be exercised or granted in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

11.  Effective Date of the Directors' Option Plan
     --------------------------------------------

          The Directors' Option Plan shall be effective upon the effective date of the Reorganization.